Filed pursuant to Rule 424(b)(3) and 424(c)
                                     Registration Statement No. 333-82080



                          PROSPECTUS SUPPLEMENT NO. 12
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                                   ----------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this prospectus supplement is July 10, 2002.

After giving effect to an increase in the amount of notes held by Goldman Sachs and Company, the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

          We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

          The following table sets forth information we have received as of July 10, 2002 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.




                                                                                                 Number of
                                                         Principal                               shares of         Percentage
                                                      amount of notes                              common          of common
                                                       beneficially          Percentage          stock that          stock
                                                        owned that            of notes           may be sold      outstanding
                    Name                                may be sold          outstanding             (1)              (2)
                    ----                                -----------          -----------             ---              ---

Advent Convertible Master Cayman L.P.                     $ 2,935,000          1.47%                79,324            *

AIG/National Union Fire Insurance                             180,000            *                   4,864            *

AIM Alternative Asset Partners                                 15,000            *                     405            *

Alpha US Sub Fund 4, LLC                                      415,000            *                  11,216            *

Allentown City Firefighters Pension Plan                       29,000            *                     783            *

Allentown City Officers & Employees Pension Fund               11,000            *                     297            *

Allentown City Police Pension Plan                             54,000            *                   1,459            *

Amaranth LLC                                               13,800,000          6.90                372,972          1.21%

American Motorist Insurance Company                           507,000            *                  13,702            *

AmSouth Bank Custodian for                                  2,100,000          1.05                 56,756            *



                                                                                                 Number of
                                                         Principal                               shares of         Percentage
                                                      amount of notes                              common          of common
                                                       beneficially          Percentage          stock that          stock
                                                        owned that            of notes           may be sold      outstanding
                    Name                                may be sold          outstanding             (1)              (2)
                    ----                                -----------          -----------             ---              ---

AmSouth VA
Equity Income Fund

AmSouth Bank Custodian for Silect Equity                    1,320,000            *                  35,675            *
Variable Annuity Fund

Arapahoe County Colorado                                       49,000            *                   1,324            *

Argent Classic Convertible Arbitrage Fund L.P.                500,000            *                  13,513            *

Argent Classic Convertible Arbitrage Fund                   2,000,000          1.00                 54,054            *
(Bermuda) Ltd.

Argent Convertible Arbitrage Fund Ltd.                      4,500,000          2.25                121,621            *

Argent LowLev Convertible Arbitrage Fund LLC                  500,000          *                    13,513            *

Arkansas Teachers Retirement System                         3,506,000          1.75                 94,756            *

Aventis Pension Master Trust (5)                              105,000          *                     2,837            *

Bank Austria Cayman Islands, LTD                            7,400,000          3.70                199,999            *

Bankers Trust Company Trustee for
DaimlerChrysler Corp. Emp. #1 Pension Plan                  3,465,000          1.73                 93,648            *
dtd. 4/1/89

Baptist Health of South Florida                               577,000            *                  15,594            *

Black Diamond Offshore Ltd.                                   565,000            *                  15,270            *

Boilermaker - Blacksmith Pension Trust (5)                    590,000            *                  15,945            *

British Virgin Islands Social Security Board                   38,000            *                   1,027            *

CALAMOS(R) Convertible Fund - CALAMOS(R)                    2,400,000          1.20                 64,864            *
Investment Trust (5)

CALAMOS(R) Convertible Growth and Income Fund               4,400,000          2.20                118,918            *
- CALAMOS(R) Investment Trust (5)


                                                                                                 Number of
                                                         Principal                               shares of         Percentage
                                                      amount of notes                              common          of common
                                                       beneficially          Percentage          stock that          stock
                                                        owned that            of notes           may be sold      outstanding
                    Name                                may be sold          outstanding             (1)              (2)
                    ----                                -----------          -----------             ---              ---

CALAMOS(R) Convertible Portfolio - CALAMOS(R)                  65,000            *                   1,756            *
Advisors Trust (5)

CALAMOS(R) Convertible Technology Fund -                       65,000            *                   1,756            *
CALAMOS(R) Investment Trust (5)

CALAMOS(R) Global Convertible Fund - CALAMOS(R)                70,000            *                   1,891            *
Investment Trust (5)

CALAMOS(R) Market Neutral Fund - CALAMOS(R)                10,500,000          5.25                283,783            *
Investment Trust (5)

Castle Convertible Fund, Inc.                               1,250,000            *                  33,783            *

Chrysler Corporation Master Retirement Trust                2,035,000          1.01                 54,999            *

CIBC World Markets                                          1,000,000            *                  27,027            *

City of Albany Pension Plan (5)                                50,000            *                   1,351            *

City of Knoxville Pension System (5)                          145,000            *                   3,918            *

City of New Orleans                                           203,000            *                   5,486            *

City University of New York                                   122,000            *                   3,297            *

Clarica Life Insurance Co.- U.S. (5)                          145,000            *                   3,918            *

Clinton Multistrategy Master Fund, Ltd.                     4,000,000          2.00                108,108            *

Clinton Riverside Convertible Portfolio                     4,000,000          2.00                108,108            *
Limited

Consulting Group Capital Markets Funds (5)                    250,000            *                   6,756            *

Credit Suisse First Boston Corporation                      1,500,000            *                  40,540            *

DeAm Convertible Arbitrage                                  3,300,000          1.65                 89,189            *

Delta Airlines Master Trust (5)                               950,000            *                  25,675            *


                                                                                                 Number of
                                                         Principal                               shares of         Percentage
                                                      amount of notes                              common          of common
                                                       beneficially          Percentage          stock that          stock
                                                        owned that            of notes           may be sold      outstanding
                    Name                                may be sold          outstanding             (1)              (2)
                    ----                                -----------          -----------             ---              ---

Delta Air Lines Master Trust (c/o Oaktree                     490,000            *                  13,243            *
Capital Management LLC)

Delta Pilots Disability and Survivorship                      200,000            *                   5,405            *
Trust (5)

Delta Pilots D & S Trust (c/o Oaktree                         270,000            *                   7,297            *
Capital Management LLC)

Deutsche Banc Alex Brown                                   15,624,000          7.81                422,269          1.37

Dorinco Reinsurance Company (5)                               325,000            *                   8,783            *

Double Black Diamond Offshore LDC                           2,935,000          1.47                 79,324            *

Drury University (5)                                           35,000            *                     945            *

Engineers Joint Pension Fund                                  468,000            *                  12,648            *

Federated Equity Income Fund, Inc.                          7,300,000          3.65                197,297            *

Federated Insurance Series, on behalf of                      300,000            *                   8,108            *
its Federated Income Fund II

Fidelity Financial Trust: Fidelity                         11,680,000          5.84                315,675          1.03
Convertible Securities Fund (6)

Franklin and Marshall College                                 190,000            *                   5,135            *

Gartmore Variable Insurance Trust, on
behalf of its Federated GVIT Equity Income                    180,000            *                   4,864            *
Fund

Goldman Sachs and Company                                   3,430,000          1.71                 92,702            *

Grady Hospital Foundation                                     107,000            *                   2,891            *

Granville Capital Corporation                               2,000,000          1.00                 54,054            *

HFR Convertible Arbitrage Account                             190,000            *                   5,135            *

HFR Master Fund, LTD. (5)                                      50,000            *                   1,351            *


                                                                                                 Number of
                                                         Principal                               shares of         Percentage
                                                      amount of notes                              common          of common
                                                       beneficially          Percentage          stock that          stock
                                                        owned that            of notes           may be sold      outstanding
                    Name                                may be sold          outstanding             (1)              (2)
                    ----                                -----------          -----------             ---              ---

HSBC Trustee, Zola Managed Trust                              200,000            *                   5,405            *

H.K. Porter Company, Inc. (5)                                  15,000            *                     405            *

Independence Blue Cross                                        64,000            *                   1,729            *

Innovest Finanzdienstleistungs AG                             580,000            *                  15,594            *

Jefferies Umbrella Fund US Convertible Bonds                  270,000            *                   7,297            *

KBC Financial Products (Cayman Island)                      2,000,000          1.00                54,054            *
Limited

KBC Financial Products USA Inc.                               250,000            *                   6,756            *

Kettering Medical Center Funded                                35,000            *                     945            *
Depreciation Account (5)

Knoxville Utilities Board Retirement System                   120,000            *                   3,243            *
(5)

Lincoln National Global Asset Allocation                       40,000            *                   1,081            *
Fund, Inc.

Lipper Convertibles, L.P.                                   1,500,000            *                  40,540            *

Lipper Offshore Convertibles, L.P.                          1,500,000            *                  40,540            *

Louisiana Workers' Compensation Corporation                   150,000            *                   4,054            *
(5)

Lumbermans                                                    491,000            *                  13,270            *

Lyxor Master Fund Ref: Argent/LowLev CB                     1,230,000            *                  33,243            *

Lyxor Master Fund, c/o Zola Capital                           300,000            *                   8,108            *
Management

Macomb County Employees' Retirement System                    145,000            *                   3,918            *
(5)

Man Convertible Bond Master Fund, Ltd.                      8,208,000          4.10                221,837            *

McMahan Securities Co., L.P.                                1,500,000            *                  40,540            *

Microsoft Corporation                                         410,000            *                  11,081            *

Minnesota Power and Light                                     125,000            *                   3,378            *



                                                                                                 Number of
                                                         Principal                               shares of         Percentage
                                                      amount of notes                              common          of common
                                                       beneficially          Percentage          stock that          stock
                                                        owned that            of notes           may be sold      outstanding
                    Name                                may be sold          outstanding             (1)              (2)
                    ----                                -----------          -----------             ---              ---


Morgan Stanley & Co. (7)                                    1,500,000            *                  40,540            *

Motion Pictures Industry                                      545,000            *                  14,729            *

Motion Picture Industry Health Plan -                         190,000            *                   5,135            *
Active Member Fund

Motion Picture Industry Health Plan -                          80,000            *                   2,162            *
Retiree Member Fund

Municipal Employees                                           183,000            *                   4,945            *

New Orleans Firefighters Pension / Relief                     110,000            *                   2,972            *
Fund

Nicholas Applegate Convertible Fund                         1,529,000            *                  41,324            *

Nicholas Applegate Global Holdings LP                          35,000            *                     945            *

1976 Distribution Trust FBO A.R. Lauder /                       7,000            *                     189            *
Zinterhofer

1976 Distribution Trust FBO Jane A. Lauder                     13,000            *                     351            *

Occidental Petroleum Corporation                              118,000            *                   3,189            *

OCM Convertible Trust                                       1,180,000            *                   8,918            *

Ohio National Fund, Inc., on behalf of its                     30,000            *                     810            *
Equity Income Portfolio

Ondeo Nalco                                                    40,000            *                   1,081            *

Onex Industrial Partners Limited                            1,950,000            *                  52,702            *

Palladin Securities LLC                                     1,200,000            *                  32,432            *

Paloma Securities LLC                                       5,000,000          2.50                135,135            *

Partner Reinsurance Company Ltd.                              330,000            *                   8,918            *

Pebble Capital Inc.                                           650,000            *                  17,567            *

Physicians Life                                               183,000            *                   4,945            *


                                                                                                 Number of
                                                         Principal                               shares of         Percentage
                                                      amount of notes                              common          of common
                                                       beneficially          Percentage          stock that          stock
                                                        owned that            of notes           may be sold      outstanding
                    Name                                may be sold          outstanding             (1)              (2)
                    ----                                -----------          -----------             ---              ---

Policemen and Firemen Retirement System of                    503,000            *                  13,594            *
the City of Detroit

Port Authority of Allegheny County
Retirement and Disability Allowance Plan
for the Employees Represented by Local 85                     615,000            *                  16,621            *
of the Amalgamated Transit Union (5)

Pro-mutual                                                    603,000            *                  16,297            *

Putnam Asset Allocation Funds-Balanced                        310,000            *                   8,378            *
Portfolio

Putnam Asset Allocation Funds-Conservative                    240,000            *                   6,486            *
Portfolio

Putnam Convertible Income-Growth Trust                      2,180,000          1.09                 58,918            *

Putnam Convertible Opportunities and Income                    80,000            *                   2,162            *
Trust

Putnam Variable Trust-Putnam VT Global                         80,000            *                   2,162            *
Asset Allocation Fund

Qwest Occupational Health Trust                                55,000            *                   1,486            *

Ramius Capital Group                                          300,000            *                   8,108            *

RAM Trading Ltd                                             1,750,000            *                  47,297            *

Raytheon Master Pension Trust                                 200,000            *                   5,405            *

RCG Halifax Master Fund, LTD                                  550,000            *                  14,864            *

RCG Latitude Master Fund, LTD                               2,500,000          1.25                 67,567            *

RCG Multi Strategy A/C LP                                   1,250,000            *                  33,783            *

Robertson Stephens                                          5,000,000          2.50                135,135            *

Rockhaven Fund                                                 80,000            *                   2,162            *

Rockhaven Premier Dividend Fund                               700,000            *                  18,918            *

San Diego City Retirement                                   1,097,000            *                  29,648            *

San Diego County Convertible                                1,654,000            *                  44,702            *


                                                                                                 Number of
                                                         Principal                               shares of         Percentage
                                                      amount of notes                              common          of common
                                                       beneficially          Percentage          stock that          stock
                                                        owned that            of notes           may be sold      outstanding
                    Name                                may be sold          outstanding             (1)              (2)
                    ----                                -----------          -----------             ---              ---

SCI Endowment Care Common Trust Fund -                         20,000            *                     540            *
First Union (5)

SCI Endowment Care Common Trust Fund -                         70,000            *                   1,891            *
National Fiduciary Services (5)

SCI Endowment Care Common Trust Fund -                         30,000            *                     810            *
Suntrust (5)

Screen Actors Guild Pension Convertible                       500,000            *                  13,513            *

S G Cowen Securities Corporation                            1,500,000            *                  40,540            *

SG Hambros Trust Company (Jersey) Ltd as                      300,000            *                   8,108            *
Trustee of the Lyxor Master Fund

Shell Pension Trust                                           320,000            *                   8,648            *

Silverado Arbitrage Trading, Ltd.                             500,000            *                  13,513            *

Silvercreek Limited Partnership                             1,100,000            *                  29,729            *

Silvercreek II Limited                                        900,000            *                  24,324            *

Sisters of Good Shepherd                                      100,000            *                   2,702            *

Southdown Pension Plan (5)                                     60,000            *                   1,621            *

Southern Farm Bureau Life Insurance                           185,000            *                   4,999            *

SPT (5)                                                       710,000            *                  19,189            *

St. Thomas Trading, Ltd.                                   13,468,000          6.73                363,999          1.18

Starvest Combined Portfolio                                   190,000            *                   5,135            *

State Employees' Retirement Fund of the                       810,000            *                  21,891            *
State of Delaware

State of Connecticut Combined Investment                    1,705,000            *                  46,081            *
Fund

State of Maryland Retirement Agency                         2,575,000          1.29                 69,594            *

State Street Bank Custodian for GE Pension                  1,585,000            *                  42,837            *
Trust


                                                                                                 Number of
                                                         Principal                               shares of         Percentage
                                                      amount of notes                              common          of common
                                                       beneficially          Percentage          stock that          stock
                                                        owned that            of notes           may be sold      outstanding
                    Name                                may be sold          outstanding             (1)              (2)
                    ----                                -----------          -----------             ---              ---

Sunrise Partners LLC                                        9,200,000          4.60                248,648            *

The Dow Chemical Company Employees'                         1,150,000            *                  27,631            *
Retirement Plan (5)

The Fondren Foundation (5)                                     35,000            *                     945            *

The Grable Foundation                                          95,000            *                   2,567            *

Trustmark Insurance Company                                   280,000            *                   7,567            *

2000 Revocable Trust FBO A.R. Lauder /                          6,000            *                     162            *
Zinterhofer

Union Carbide Retirement Account (5)                          600,000            *                  16,216            *

United Food and Commercial Workers Local                      270,000            *                   7,297            *
1262 and Employee Pension Fund (5)

Vanguard Convertible Securities Fund, Inc.                  1,945,000            *                  52,567            *

Vopak USA Inc., Retirement Plan (f.k.a. Van                   140,000            *                   3,783            *
Waters & Rogers, Inc. Retirement Plan) (5)

Wake Forest University                                        686,000            *                  18,540            *

Wake Forest University Convertible Arbitrage                  355,000            *                   9,594            *

WPG Convertible Arbitrage Overseas Master                   2,500,000          1.25                 67,567            *
Fund, L.P

Writers Guild Industry Health Fund                            293,000            *                   7,918            *

Wyoming State Treasurer                                       971,000            *                  26,243            *

Zurich Institutional Benchmark Master Fund                  1,000,000            *                  27,027            *
Ltd.

Any other holder of notes or future
transferee, pledgee, donee or successor of                          0            -                       0            -
any holder (3)

                                                     ---------------          ------         ------------          -----
Total..............................                  $200,000,000 (8)         100.00%        5,405,400 (4)         15.13%
                                                     ===============          ======         ============          =====

-------------------------
* Less than 1%.

(1)      Assumes conversion of all of the holder's notes at a conversion rate of
         27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

(3) Information about other selling security holders will be set forth in prospectus supplements, if required.

(4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

(5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

(6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under
         Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

(7) The entity owns 1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

(8) The figures in this column are based on information supplied to us, as of July 10, 2002, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.

         We prepared this table based on the information supplied to us on or before July 10, 2002 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Some of the selling security holders may hold additional notes that have been registered under the Securities Act. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

         Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."